Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-229584

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 22, 2019)

PolarityTE, Inc.

Up to $25,000,000 of Shares of Common Stock

This prospectus supplement relates to the issuance and sale of up to $25,000,000 of shares of our common stock that we may sell to Keystone Capital Partners, LLC (“Keystone”) from time to time (the “Purchase Shares”), pursuant to the Equity Purchase Agreement, dated as of December 5, 2019 (the “Purchase Agreement”), that we have entered into with Keystone. Keystone is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended.

The shares of our common stock offered include up to $25,000,000 of shares of common stock, with up to $250,000 of the shares to be sold in an initial purchase to occur prior to January 6, 2020, and the remaining shares to be sold, at our sole discretion, from time to time after the initial purchase to Keystone prior to January 1, 2023.

The purchase price for the Purchase Shares will be based on a formula set forth in the Purchase Agreement. We will pay administrative fees to Keystone and the expenses incurred in registering the shares of our common stock, including legal and accounting fees. For a description of the Purchase Agreement and additional information regarding Keystone, see “The Keystone Transaction” beginning on page S-10 of this prospectus supplement.

Each share of our common stock sold in this offering includes a preferred stock purchase right that trades with the share. Our common stock is listed on The Nasdaq Capital Market under the symbol “PTE.” The last reported sale price of our common stock on The Nasdaq Capital Market on December 18, 2019 was $2.62 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 19, 2019

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on its front cover or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement. The second part is the accompanying prospectus, which includes the documents incorporated by reference therein and provides more general information. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or the documents incorporated by reference herein or therein, you should rely on the information in this prospectus supplement.

Generally, when we refer to the prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined. You should read both this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.”

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not authorized anyone to provide you with information that is different. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents or sale of our common stock.

We have not done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering outside the United States.

Unless the context otherwise indicates, references in this prospectus supplement to “PolarityTE,” the “Company,” “we,” “us,” and “our” refer, collectively, to PolarityTE, Inc., a Delaware corporation, and where appropriate, its subsidiaries.

We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary provides an overview of selected information and does not contain all of the information you should consider before deciding whether to invest in our common stock. Therefore, you should read the entire prospectus supplement and the accompanying prospectus carefully (including the documents incorporated by reference herein and therein), especially the “Risk Factors” section beginning on page S-4 and in the documents incorporated by reference and our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to invest in our common stock.

Overview

PolarityTE is focused on transforming the lives of patients by discovering, designing and developing a range of regenerative tissue products and biomaterials for the fields of medicine, biomedical engineering and material sciences. Rather than manufacturing with synthetic and foreign materials within artificially engineered environments, PolarityTE manufactures products from the patient’s own tissue and uses the patient’s own body to support the regenerative process. From a small piece of healthy autologous tissue, the company creates an easily deployable, dynamic and self-propagating product designed to regenerate the target tissues. PolarityTE’s innovative method is intended to promote and accelerate growth of the patient’s tissues to undergo a form of effective regenerative healing.

SkinTE, our first commercial product, is a human cellular and tissue-based product derived from a patient’s own skin intended for the repair, reconstruction, and replacement of skin tissue. SkinTE has been used to treat a variety of skin defects, including burns, wounds, traumatic injuries, surgical reconstruction, scars, and failed skin grafts or conventional treatments for wounds and burns.

SkinTE is intended to be used by physicians or other appropriate healthcare providers for homologous uses of skin tissues/integument. Patients who have suffered from an event, disease, process or acquired deficit that results in the functional loss or void of skin/integument systems can receive SkinTE as an adjunct and/or in place of split-thickness skin grafting, full-thickness grafting, temporizing skin coverage or skin substitute products. SkinTE is for autologous use only. Aseptic technique during harvest and deployment of SkinTE is mandatory. SkinTE is marketed as an HCT/P regulated by the FDA solely under Section 361 of the Public Health Service Act and 21 CFR 1271.

Corporate Information

We were incorporated in 2004 in the state of Delaware. Effective January 11, 2017, we changed our name to PolarityTE, Inc. from “Majesco Entertainment Company.”

Our principal executive offices are located at 123 Wright Brothers Drive, Salt Lake City, Utah 84116 and our telephone number is (800) 560-3983. Our web site address is www.PolarityTE.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement and is not incorporated by reference herein.

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The Offering

Common Stock Offered by Us

Up to $25,000,000 of shares of our common stock we may sell to Keystone prior to January 1, 2023 (the “Purchase Shares”) issued to Keystone under the Purchase Agreement. See “Description of the Securities We Are Offering” for a description of our common stock.

Preferred Share Purchase Right	Our shares of common stock include preferred share purchase rights. See “Description of the Securities We Are Offering” for more information.

Common Stock to be Outstanding after this Offering

32,634,535 shares, assuming the sale of 5,394,000 shares at a price of $2.62 per share which was the closing price of our common stock on The Nasdaq Capital Market on December 18, 2019. The actual number of shares issued will vary depending on the sales prices under this offering but may in no case exceed 5,394,000 shares of Common Stock (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

See “The Keystone Transaction” below for a description of the share limitation.

Use of Proceeds

We expect to use the net proceeds from this offering for funding commercialization of SkinTE, clinical trials, research and development of our products and product candidates, required registration or approval of our products and product candidates with applicable regulatory authorities and for general corporate purposes

See “Use of Proceeds.”

Risk Factors

See “Risk Factors” beginning on page S-4 and other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors that you should carefully consider before deciding to invest in our common stock.

Nasdaq Capital Market Symbol	“PTE.”

The number of shares of our common stock to be outstanding immediately after this offering and, unless otherwise indicated, the information in this prospectus supplement, is based on 27,240,535 shares of our common stock outstanding as of December 12, 2019 and excludes 4,714,016 shares issuable upon the exercise of outstanding stock options and 424,005 share issuable upon the vesting of outstanding restricted stock units.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” beginning on page S-4 of the accompanying prospectus, together with other information in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information set forth under the caption “Risk Factors” in our transition report on Form 10-KT for the transition period ended December 31, 2018 and our annual report on Form 10-K for the fiscal year ended October 31, 2018. If any of these risks actually occurs, our business, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to This Offering and Our Common Stock

Sales of our common stock to Keystone may cause substantial dilution to our existing stockholders and the sale of the shares of our common stock acquired by Keystone could cause the price of our common stock to decline.

This prospectus supplement relates to an aggregate amount of up to $25,000,000 of shares of our common stock that we may sell to Keystone from time to time prior to January 1, 2023. The number of shares ultimately offered for sale to Keystone under this prospectus supplement is dependent upon the number of shares we elect to sell to Keystone under the Purchase Agreement. See “The Keystone Transaction” for more information about our obligations under the Purchase Agreement.

Depending upon market liquidity at the time, sales of shares of our common stock under the Purchase Agreement may cause the trading price of our common stock to decline. After Keystone has acquired shares under the Purchase Agreement, it may sell all, some or none of those shares. Sales to Keystone by us pursuant to the Purchase Agreement under this prospectus supplement may result in substantial dilution to the interests of other holders of our common stock. The sale of a substantial number of shares of our common stock to Keystone in this offering, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. However, we have the right to control the timing and amount of any sales of our shares to Keystone (other than the mandatory purchase notice described above that we are obligated to issue), and the Purchase Agreement may be terminated by us at any time at our discretion without penalty.

The extent to which we rely on Keystone as a source of funding will depend on a number of factors, including the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. The aggregate number of shares that we can sell to Keystone under the Purchase Agreement may in no case exceed 5,394,000 shares of our common stock (which is equal to approximately 19.99% of the common stock outstanding on December 5, 2019.

Our management will have broad discretion as to the use of the proceeds of this offering.

We have not designated the amount of net proceeds we will receive from this offering for any particular purpose. Accordingly, our management will have broad discretion as to the application of these net proceeds. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for the Company.

You may experience future dilution as a result of future equity offerings or other equity issuances.

To raise additional capital, we may in the future offer additional shares of our common stock, preferred stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

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Our stock price is likely to be volatile and the market price of our common stock after this offering may drop below the price you pay.

You should consider an investment in our common stock as risky and invest only if you can withstand a significant loss and wide fluctuations in the market value of your investment. You may be unable to sell your shares of common stock at or above the public offering price due to fluctuations in the market price of our common stock arising from changes in our operating performance or prospects. In addition, the stock market has recently experienced significant volatility, particularly with respect to life sciences company stocks. The volatility of life sciences company stocks often does not relate to the operating performance of the companies represented by the stock. Some of the factors that may cause the market price of our common stock to fluctuate or decrease below the price paid in this offering include:

●	our ability to develop and commercialize our lead product candidate, SkinTE;

●	results and timing of our clinical trials;

●	failure or discontinuation of any of our development programs;

●	issues in manufacturing our product candidates or future approved products;

●	issues in designing or constructing our commercial manufacturing facilities;

●	regulatory developments or enforcement in the United States and foreign countries with respect to our product candidates or our competitors’ products;

●	competition from existing products or new products that may emerge;

●	developments or disputes concerning patents or other proprietary rights;

●	introduction of technological innovations or new commercial products by us or our competitors;

●	announcements by us, our collaborators or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

●	changes in estimates or recommendations by securities analysts, if any, who cover our common stock;

●	fluctuations in the valuation of companies perceived by investors to be comparable to us;

●	public concern over our product candidates or any future approved products;

●	threatened or actual litigation;

●	future or anticipated sales of our common stock;

●	share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

●	additions or departures of key personnel;

●	changes in the structure of health care payment systems in the United States or overseas;

●	failure of any of our product candidates to achieve commercial success;

●	economic and other external factors or other disasters or crises;

●	period-to-period fluctuations in our financial condition and results of operations;

●	general market conditions and market conditions for biopharmaceutical stocks; and

●	overall fluctuations in U.S. equity markets.

In addition, in the past, when the market price of a stock has been volatile, holders of that stock have instituted securities class action litigation against the company that issued the stock. If any of our stockholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit and divert the time and attention of our management, which could seriously harm our business.

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Our Restated Certificate of Incorporation, our Restated Bylaws, our Rights Agreement and Delaware law could deter a change of our management, which could discourage or delay offers to acquire us.

Certain provisions of Delaware law and of our Restated Certificate of Incorporation, as amended, and by-laws, could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or in our best interests. These provisions include:

●	we have a classified Board requiring that members of the Board be elected in different years, which lengthens the time needed to elect a new majority of the Board;

●	our Board is authorized to issue up to 25,000,000 shares of preferred stock without stockholder approval, which could be issued by our Board to increase the number of outstanding shares or change the balance of voting control and thwart a takeover attempt;

●	stockholders are not entitled to remove directors other than by a two-thirds vote and only for cause;

●	stockholders cannot call a special meeting of stockholders;

●	we require all stockholder actions be taken at a meeting of our stockholders, and not by written consent; and

●	stockholders must give advance notice to nominate directors or submit proposals for consideration at stockholder meetings.

We also entered into a rights agreement (the “Rights Agreement”), dated as of November 7, 2019, with Equity Stock Transfer, LLC, as rights agent. Generally, the Rights Agreement works by imposing a significant penalty upon any person or group (including a group of persons that are acting in concert with each other) that acquires 10% or more (or 20% or more in the case of a “Passive Institutional Investor,” as defined in the Rights Agreement) of our common stock without the approval of the Board. As a result, the overall effect of the Rights Agreement may be to render more difficult or discourage a tender or exchange offer or other acquisition of our common stock that is not approved by the Board. The Rights Agreement could reduce the price that stockholders might be willing to pay for shares of our common stock in the future. Furthermore, the anti-takeover provisions of the Rights Agreement may make it more difficult to replace management even if the stockholders consider it beneficial to do so. The Rights Agreement does not prevent the Board from considering any offer that it considers to be in the best interest of its stockholders.

In addition, we are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions by prohibiting Delaware corporations from engaging in specified business combinations with particular stockholders of those companies. These provisions could discourage potential acquisition proposals and could delay or prevent a change in control transaction. They could also have the effect of discouraging others from making tender offers for our common stock, including transactions that may be in your best interests. These provisions may also prevent changes in our management or limit the price that investors are willing to pay for our stock.

Because we do not expect to declare cash dividends on our common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

While we have in the past declared and paid cash dividends on our capital stock, we currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not expect to declare or pay any additional cash dividends in the foreseeable future. As a result, only appreciation of the price of our common stock, if any, will provide a return to investors in this offering.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact are “forward-looking statements” for purposes of this prospectus, the accompanying prospectus and the documents incorporated by reference herein and therein. In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “seek,” “contemplate,” “project,” “continue,” “potential,” “ongoing,” “goal,” or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

●	the initiation, timing, progress, and results of our research and development programs;

●	the timing or success of commercialization of our products;

●	the pricing and reimbursement of our products;

●	the initiation, timing, progress, and results of our preclinical and clinical studies;

●	the scope of protection we can establish and maintain for intellectual property rights covering our product candidates and technology;

●	estimates of our expenses, future revenues, and capital requirements;

●	our need for, and ability to obtain, additional financing in the future;

●	our ability to comply with regulations applicable to the manufacture, marketing, sale and distribution of our products;

●	the potential benefits of strategic collaboration agreements and our ability to enter into strategic arrangements;

●	our views about our prospects in ongoing litigation and SEC investigation;

●	developments relating to our competitors and industry;

●	our failure to maintain effective internal controls; and

●	our expected use of proceeds from this offering.

These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those set forth in the section titled “Risk Factors” beginning on page S-4 of this prospectus supplement and in the accompanying prospectus and the documents incorporated by reference herein and therein. Any forward-looking statement in this prospectus, the accompanying prospectus and the documents incorporated by reference herein and therein reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein also contain estimates, projections and other information concerning our industry, our business and the markets for certain products, including data regarding the estimated size of those markets, their projected growth rates and the incidence of certain medical conditions. Information that is based on estimates, forecasts, projections or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained these industry, business, market and other data from reports, research surveys, studies and similar data prepared by third parties, industry, medical and general publications, government data and similar sources. In some cases, we do not expressly refer to the sources from which these data are derived.

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USE OF PROCEEDS

The proceeds from this offering will vary depending on the number of shares that we direct Keystone to purchase and the purchase price per share. We may sell fewer than all of the shares offered by this prospectus supplement, in which case our offering proceeds will be less, and we may raise less than the maximum $25,000,000 in gross offering proceeds permitted by this prospectus supplement.

We intend to use the net proceeds from this offering for funding commercialization of SkinTE, clinical trials, research and development of our products and product candidates, required registration or approval of our products and product candidates with applicable regulatory authorities and for general corporate purposes.

These expected uses represent our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. We have not determined the amounts we plan to spend or the timing of expenditures. As a result, our management will have broad discretion to allocate the net proceeds from the sale of the common stock that we may offer under this prospectus supplement and the accompanying prospectus.

Pending their ultimate use, we intend to invest the net proceeds in a variety of securities, including commercial paper, government and non-government debt securities and/or money market funds that invest in such securities.

Offering expenses will be paid by us using cash-on-hand.

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DILUTION

Dilution is the amount by which the price paid by the purchasers of the shares of our common stock sold in the offering exceeds the net tangible book value per share of common stock after the offering. Net tangible book value per share is determined by subtracting our total liabilities from the total book value of our tangible assets and dividing the difference by the number of shares of our common stock deemed to be outstanding at that date. The sale of our common stock to Keystone pursuant to the Purchase Agreement will have a dilutive impact on our stockholders. In addition, the lower our stock price is at the time we exercise our right to sell shares to Keystone, the more shares of our common stock we will have to issue to Keystone pursuant to the Purchase Agreement and the greater dilution our existing stockholders will experience.

Our historical net tangible book value as of September 30, 2019 was $70,110,120, or $2.57 per share.

After giving effect to the sale by us of an aggregate of 5,394,000 shares of our common stock at a price of $2.62 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on December 18, 2019, for aggregate gross proceeds of approximately $14,132,280, and after deducting estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2019, would have been $83,842,400, or $2.57 per share. This represents no change in as adjusted net tangible book value to our existing stockholders and immediate dilution of $0.05 per share to new investors purchasing common stock in this offering. The shares, if any, sold in this offering will be sold from time to time at various prices.

The following table illustrates this dilution on a per share basis to new investors:

Assumed public offering price per share		$2.62
Historical net tangible book value per share as of September 30, 2019	$2.57
Increase in net tangible book value per share attributable to new investors	—
As adjusted net tangible book value per share after giving effect to this offering		2.57
Dilution per share to new investors		$0.05

The outstanding share information in the table above is based on 27,240,535 shares of our common stock outstanding as of December 12, 2019 and excludes 4,714,016 shares issuable upon the exercise of outstanding stock options and 424,005 share issuable upon the vesting of outstanding restricted stock units.

To the extent that outstanding options or warrants are exercised, investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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The Keystone Transaction

General

On December 5, 2019, we entered into the Purchase Agreement and a related registration rights agreement (the “Registration Rights Agreement”) with Keystone. Pursuant to the terms of the Purchase Agreement, Keystone has agreed to purchase from us up to $25,000,000 of shares of our common stock (the “Purchase Shares”), subject to certain limitations, at our direction from time to time prior to January 1, 2023. We have filed with the SEC this prospectus supplement to register for sale under the Securities Act the shares issued to Keystone under the Purchase Agreement.

Beginning ten business days after the date of the Purchase Agreement, we have the right, in our sole discretion, to present Keystone with an initial purchase notice for an aggregate amount of Purchase Shares not to exceed $250,000. Beginning ten business days after the date of Keystone’s initial purchase, we have the right, in our sole discretion, to present Keystone with a purchase notice, directing Keystone to purchase up to $2,500,000 of shares of our common stock. The date on which Keystone receives a purchase notice from us may not be less than five calendar days after any previous purchase notice date. We may not issue our initial purchase notice within the ten business days following the signing of the Purchase Agreement. The purchase price per share is based on the market price of our common stock at the time of sale as computed under the Purchase Agreement, subject to a floor price. Keystone may not assign or transfer its rights and obligations under the Purchase Agreement.

Under applicable Nasdaq rules, the aggregate number of shares that we can sell to Keystone under the Purchase Agreement may in no case equal or exceed 5,394,000 shares of Common Stock, subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction (the “Exchange Cap”), unless we obtain stockholder approval to issue Purchase Shares above the Exchange Cap, in which case the Exchange Cap will no longer apply. In any event, the Purchase Agreement specifically provides that we may not issue any shares of our common stock under the Purchase Agreement if such issuance would breach any applicable rules or regulations of The Nasdaq Global Market.

The Purchase Agreement also provides that we may not issue or sell, and Keystone may not purchase or acquire, any shares of our common stock under the Purchase Agreement if those shares, when aggregated with all other shares of our common stock then beneficially owned by Keystone, would result in Keystone and its affiliates exceeding the beneficial ownership limitation, which is 9.99% of our then issued and outstanding common stock.

Purchase Price of Shares Under the Purchase Agreement

The purchase price per share for each purchase will be equal to the greater of:

●	90% of the volume weighted average price of our common stock during the previous five trading days prior to the purchase notice date; and

●	the floor price, which equals $2.00.

Events of Default

Events of default under the Purchase Agreement include the following:

●	the effectiveness of the registration statement of which this prospectus supplement forms a part lapses for any reason (including, without limitation, the issuance of a stop order), the registration statement or any required prospectus supplement and accompanying prospectus are unavailable for our sale to Keystone (or the resale by Keystone) of any or all of the securities to be issued under the Purchase Agreement, and such lapse or unavailability continues for a period of 10 consecutive business days or for more than an aggregate of 30 business days in any 365-day period;

●	suspension by our principal market of our common stock from trading for a period of one business day;

●	the de-listing of our common stock from The Nasdaq Capital Market, our principal market, unless our common stock is immediately thereafter trading on the New York Stock Exchange, The Nasdaq Capital Market, The Nasdaq Global Select Market, the NYSE American, the NYSE Arca, the OTC Bulletin Board or the OTC Markets (or nationally recognized successor to any of the foregoing);

●	the failure of our transfer agent to issue Purchase Shares to Keystone within three business days after the applicable purchase date on which Keystone is entitled to receive such Purchase Shares;

●	if we breach any representation, warranty, covenant or other term or condition in the Purchase Agreement or the Registration Rights Agreement if such breach would have a material adverse effect and except, in the case of a breach of a covenant that is reasonably curable, only if such breach continues for a period of at least five business days;

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●	if any person commences a proceeding against us pursuant to or within the meaning of any bankruptcy law;

●	if we become insolvent, or pursuant to or within the meaning of any bankruptcy law, we (a) commence a voluntary case, (b) consent to the entry of an order for relief against an involuntary case, (c) consent to the appointment of a custodian for us or for all or substantially all of our property, or (d) make a general assignment for the benefit of our creditors or we are generally unable to pay our debts;

●	if a court of competent jurisdiction enters an order or decree under any bankruptcy law that is for relief against us in any involuntary case, appoints a custodian for us or for all or substantially all of our property, or orders our liquidation;

●	if at any time we are not eligible to transfer our common stock electronically as DWAC shares; or

●	if at any time the Exchange Cap is reached and our stockholders have not approved the transactions contemplated by the Purchase Agreement in accordance with the applicable rules and regulation of the Nasdaq Capital Market, any other principal market, our certificate of incorporation and our bylaws.

Keystone does not have the right to terminate the Purchase Agreement upon any of the events of default described above. The Purchase Agreement will automatically terminate, however, upon initiation of insolvency or bankruptcy proceedings by or against us. During an event of default, all of which are outside of Keystone’s control, we may not direct Keystone to purchase any shares of our common stock under the Purchase Agreement.

Our Termination Rights

We have the unconditional right, at any time after the date of filing of this prospectus supplement, to terminate the Purchase Agreement for any reason and without any payment or liability to us, by delivering notice to Keystone. Such termination will become effective one business day after Keystone receives our termination notice.

No Short-Selling or Hedging by Keystone

Keystone has agreed that neither it nor any of its affiliates will engage in any direct or indirect short-selling or hedging that establishes a net short position in our common stock during any time prior to the termination of the Purchase Agreement.

Effect of Performance of the Purchase Agreement on our Stockholders

All shares registered in this offering that we issue to Keystone under the Purchase Agreement are expected to be freely tradable. Shares registered in this offering may be sold to Keystone over a period commencing on the date of this prospectus supplement and ending on January 1, 2023. The sale by Keystone of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile. Sales of our common stock to Keystone will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Keystone all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Keystone, after Keystone has acquired the shares, Keystone may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Keystone by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares to Keystone under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Keystone may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our shares to Keystone and we may terminate the Purchase Agreement at any time at our discretion without any cost to us.

The following table sets forth the amount of gross proceeds we would receive from Keystone from our sale of shares to Keystone under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share		Number of Registered Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to Keystone(2)	Proceeds from the Sale of Shares to Keystone Under the Purchase Agreement(3)
$2.00		5,394,000	16.53%	$10,788,000
$2.62	(4)	5,394,000	16.53%	$14,132,280
$3.50		5,394,000	16.53%	$18,879,000
$5.00		5,000,000	15.51%	$25,000,000
$6.50		3,846,154	12.37%	$25,000,000

(1)	Includes the total number of Purchase Shares which we would have sold under the Purchase Agreement at the corresponding assumed purchase price set forth in the adjacent column, up to the additional aggregate purchase price of $25,000,000.

(2)	The denominator is based on 27,240,535 shares outstanding as of December 12, 2019, adjusted to include the issuance of the number of shares set forth in the adjacent column which we would have sold to Keystone, assuming the purchase price in the adjacent column. The numerator is based on the number of shares issuable under the Purchase Agreement (that are the subject of this offering) at the corresponding assumed purchase price set forth in the adjacent column.

(3)	The Purchase Agreement prohibits us from issuing or selling to Keystone under the Purchase Agreement (i) shares of our common stock in excess of the Exchange Cap, unless we obtain stockholder approval to issue shares in excess of the Exchange Cap, and (ii) any shares of our common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Keystone and its affiliates, would exceed Keystone’s beneficial ownership limitation.

(4)	The closing sale price of our common stock on December 18, 2019.

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DESCRIPTION OF THE SECURITIES WE ARE OFFERING

The following description of the securities we are offering pursuant to this prospectus supplement does not purport to be complete and is subject to, and qualified in its entirety by, our certificate of incorporation and bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part, and by applicable law. The terms of our common stock and preferred stock may also be affected by Delaware law.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock. All outstanding shares are fully paid and non-assessable.

The shares of our common stock we are offering pursuant to this prospectus supplement will be fully be paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

Preferred Stock

Our board of directors is authorized to issue up to 25,000,000 shares of undesignated preferred stock in one or more series without stockholder approval. Our board of directors may determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock in one or more series and determine the number of shares in the series and its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. Examples of rights and preferences that the board of directors may fix are:

●	dividend rights;

●	conversion rights;

●	voting rights;

●	preemptive rights;

●	terms of redemption;

●	liquidation preferences;

●	sinking fund terms; and

●	the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock.

The existence of authorized but unissued shares of undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer, stockholder or stockholder group. The rights of holders of our common stock described above, will be subject to, and may be adversely affected by, the rights of any preferred stock that we may designate and issue in the future. The issuance of shares of undesignated preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

In connection with the adoption of the Rights Agreement described below, we filed a Certificate of Designation of Series A Junior Participating Preferred Stock of PolarityTE, Inc. (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, which designated 100,000 shares of Preferred Stock as Series A Junior Participating Preferred Stock. The rights, preferences and privileges of the Series A Junior Participating Preferred Stock are as set forth in the Certificate of Designation. The Rights Agreement is described in more detail below.

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Rights Agreement

On November 7, 2019, the Board authorized and declared a dividend to stockholders of record at the close of business on November 18, 2019 (the “Record Date”) of one preferred share purchase right (a “Right”) for each outstanding share of our common stock. Each Right entitles the holder to purchase from us one one-thousandth (subject to adjustment) of one share of our Series A Junior Participating Preferred Stock, $0.001 par value per share (“Preferred Stock”) at an exercise price of $12.00 per one one-thousandth of a share of Preferred Stock (the “Purchase Price”). The complete terms of the Rights are set forth in the Rights Agreement (the “Rights Agreement”), dated as of November 7, 2019, between us and Equity Stock Transfer, LLC, as rights agent.

Generally, the Rights Agreement works by imposing a significant penalty upon any person or group (including a group of persons that are acting in concert with each other) that acquires 10% or more (or 20% or more in the case of a “Passive Institutional Investor,” as defined in the Rights Agreement) of our common stock without the approval of the Board. As a result, the overall effect of the Rights Agreement and the issuance of the Rights may be to render more difficult or discourage a tender or exchange offer or other acquisition of our common stock that is not approved by the Board. The Rights Agreement does not prevent the Board from considering any offer that it considers to be in the best interest of its stockholders.

The following is a summary of the terms of the Rights Agreement. The summary is qualified in its entirety by reference to the complete text of the Rights Agreement, a copy of which is filed as Exhibit 4.1 to the Form 8-K that we filed with the SEC on November 7, 2019 and which is incorporated by reference herein.

Distribution and Transfer of Rights; Rights Certificates

The Board has declared a dividend of one Right for each outstanding share of our common stock. Prior to the Distribution Date referred to below:

●	the Rights will be evidenced by and trade with the certificates for the shares of our common stock (or, with respect to any uncertificated common stock registered in book-entry form, by notation in book-entry), and no separate rights certificates will be distributed;

●	new certificates for shares of our common stock issued after the Record Date will contain a legend incorporating the Rights Agreement by reference (for uncertificated shares of Common Stock registered in book-entry form, this legend will be contained in a notation in book-entry);

●	the surrender for transfer of any certificates for shares of our common stock (or the surrender for transfer of any uncertificated shares of our common stock registered in book-entry form) will also constitute the transfer of the Rights associated with such shares of our common stock; and

●	the Rights will accompany any new shares of our common stock that are issued after the Record Date.

Distribution Date

Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the shares of our common stock and become exercisable following the earlier of (i) the tenth (10th) business day after a public announcement that either discloses that a person or a group of related persons has acquired beneficial ownership of 10% or more (or 20% or more in the case of a Passive Institutional Investor) of the shares of our common stock other than as a result of repurchases of shares of our common stock by us or certain inadvertent acquisitions (an “Acquiring Person”) or information which reveals the existence of an Acquiring Person, or (ii) the tenth (10th) business day (or, if such tenth (10th) business day occurs before the Record Date, the close of business on the Record Date), or such later date as may be determined by the Board, after a person or a group of related persons announce or commence a tender or exchange offer that would result in a person or a group of related persons becoming an Acquiring Person. For purposes of the Rights Agreement, beneficial ownership is defined to include the ownership of derivative securities.

The date on which the Rights separate from the shares of our common stock and become exercisable is referred to as the “Distribution Date.”

After the Distribution Date, we will mail Rights certificates to the Company’s stockholders as of the close of business on the Distribution Date and the Rights will become transferable apart from the shares of our common stock. Thereafter, such Rights certificates alone will represent the Rights.

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Exempt Persons

The Rights Agreement provides that an Acquiring Person does not include the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, or any person holding shares of our common stock for or pursuant to the terms of any such employee benefit plan of the Company. In addition, certain inadvertent acquisitions will not trigger the occurrence of the Distribution Date. The Rights Agreement also provides that any person that would otherwise be deemed an Acquiring Person as of the date of the adoption of the Rights Agreement will be exempted but only for so long as neither it nor any of its Related Persons (as defined in the Rights Agreement) acquire or are deemed to acquire, without the prior approval of the Board, beneficial ownership of any additional shares of our common stock following the adoption of the Rights Agreement.

Grandfathered Persons

The Rights Agreement provides that a “Grandfathered Person” means any Person which, together with all of its Affiliates and Associates, is, as of the date of the Agreement, the Beneficial Owner of 20% or more of the shares of our common stock then outstanding; provided, however, that such Person shall cease to be a Grandfathered Person and shall become an Acquiring Person if such Person exceeds its Grandfathered Percentage (as defined in the Rights Agreement) by 0.01% or more of the shares of our common stock, subject to certain exemptions for (i) any unilateral grant of any security by the Company, (ii) the exercise of any options, warrants, rights or similar interests, (iii) the grant of stock options pursuant to any written agreement with us and (iv) any increase in the percentage of stock ownership as a result of any Company stock repurchases.

Preferred Stock Purchasable Upon Exercise of Rights

After the Distribution Date, each Right will entitle the holder to purchase, for the Purchase Price, one one-thousandth of a share of Preferred Stock having economic and other terms similar to that of one share of our common stock. This portion of a share of Preferred Stock is intended to give a stockholder approximately the same dividend, voting and liquidation rights as would one share of our common stock.

Flip-In Trigger

If a person or group of related persons becomes an Acquiring Person, then each Right will entitle the holder thereof to purchase, upon payment of the Purchase Price, in accordance with the terms of the Rights Agreement, in lieu of a number of one one-thousandths of a share of Preferred Stock, a number of shares of our common stock (or, in certain circumstances, cash, property or other securities of the Company) having a then-current market value of twice the Purchase Price. However, the Rights are not exercisable following the occurrence of the foregoing event until such time as the Rights are no longer redeemable by us, as further described below.

Following the occurrence of an event set forth in the preceding paragraph, all Rights that are or, under certain circumstances specified in the Rights Agreement, were beneficially owned by an Acquiring Person or certain of its transferees will be null and void.

Flip-Over Trigger

If, after an Acquiring Person obtains 10% or more (or 20% or more in the case of a Passive Institutional Investor) of the shares of our common stock, (i) we merge into another entity, (ii) an acquiring entity merges into us, and, in connection with such transaction, all or part of the outstanding shares of our common stock are converted into stock or other securities of another entity, cash, or other property or (iii) we sell or transfer 50% or more of the Company’s assets or earning power, then each Right (except for Rights that have previously been voided as set forth above) will entitle the holder thereof to purchase, upon payment of the Purchase Price, in accordance with the terms of the Rights Agreement, a number of shares of common stock of the person engaging in the transaction having a then-current market value of twice the Purchase Price.

Redemption of the Rights

The Rights will be redeemable at the Board’s sole discretion for $0.001 per Right (payable in cash, shares of our common stock or other consideration deemed appropriate by the Board) at any time ending on the earlier of (i) the tenth (10th) business day (or such later date as may be determined by the Board) after the public announcement that a person has acquired beneficial ownership of 10% or more (or 20% or more in the case of a Passive Institutional Investor) of the shares of our common stock and (ii) the final expiration date of the Rights Agreement. Until such time as the Rights are no longer redeemable by us, the Rights are not exercisable. Immediately upon the action of the Board ordering redemption, the Rights will terminate and the only right of the holders of the Rights will be to receive the $0.001 redemption price. The redemption price will be adjusted if we undertake a stock dividend, a stock split or similar transaction.

Exchange Provision

At any time after the date on which a person beneficially owns 10% or more (or 20% or more in the case of a Passive Institutional Investor) of the shares of our common stock and prior to the acquisition by the person of 50% or more of the shares of our common stock, the Board may exchange the Rights (other than Rights owned by the Acquiring Person or any Related Person, which would have become void), in whole or in part, for shares of our common stock at an exchange ratio (subject to adjustment) of one share of our common stock per Right (or, if insufficient shares are available, we may issue preferred stock, cash, debt or equity securities, property or a combination thereof in exchange for the Rights).

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Expiration of the Rights

The Rights expire at or prior to the earlier of (i) November 7, 2020 or (ii) the redemption or exchange of the Rights as described above.

Amendment of Terms of Rights Agreement and Rights

The terms of the Rights and the Rights Agreement may be amended by action of the Board in any respect without the consent of the holders of the Rights on or prior to the time a person becomes an Acquiring Person. Thereafter, the terms of the Rights and the Rights Agreement may not be supplemented or amended in any manner that would adversely affect the interests of the holders of the Rights.

Rights of Holders

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Anti-Dilution Provisions

The Board may adjust the Purchase Price, the number of shares of Preferred Stock issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the Preferred Stock or common stock.

With certain exceptions, no adjustments to the Purchase Price will be made until the cumulative adjustments amount to at least 1% of the Purchase Price.

Taxes

The distribution of Rights should not be taxable for federal income tax purposes. However, following an event that renders the Rights exercisable or upon redemption of the Rights, stockholders may recognize taxable income.

Certain Anti-Takeover Effects

The Rights are not intended to prevent a takeover of the Company and should not interfere with any merger or other business combination approved by the Board. However, the Rights may cause substantial dilution to a person or group that acquires beneficial ownership of 10% or more (or 20% or more in the case of a Passive Institutional Investor) of the outstanding shares of our common stock (which includes for this purpose stock referenced in derivative transactions and securities).

Antitakeover Effects of Delaware Law and Provisions of our Restated Certificate of Incorporation and Amended and Restated Bylaws

Certain provisions of the Delaware General Corporation Law and of our restated certificate of incorporation and amended and restated bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us unless such takeover or change of control is approved by the board of directors. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and, therefore, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions are also designed in part to encourage anyone seeking to acquire control of us to first negotiate with our board of directors. These provisions might also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests. However, we believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.

Delaware Takeover Statute. We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

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●	at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

●	Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, lease, pledge, exchange, mortgage or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Provisions of our Restated Certificate of Incorporation and Amended and Restated Bylaws. Our restated certificate of incorporation and amended and restated bylaws include several provisions that may have the effect of delaying, deferring or discouraging another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Board composition and filling vacancies. In accordance with our restated certificate of incorporation, our board is divided into three classes serving staggered three-year terms, with one class being elected each year. Our restated certificate of incorporation also provides that directors may be removed only for cause and then only by the affirmative vote of the holders of two-thirds or more of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum.

No written consent of stockholders. Our restated certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholder without holding a meeting of stockholders.

Meetings of stockholders. Our bylaws provide that only a majority of the members of our board of directors then in office or stockholders holding at least one-quarter of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of directors may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance notice requirements. Our bylaws establish advance notice procedures regarding stockholder proposals pertaining to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 45 days or more than 75 days prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in our bylaws.

Amendment to certificate of incorporation and bylaws. As required by the Delaware General Corporation Law, any amendment of our restated certificate of incorporation must first be approved by a majority of our board of directors, and if required by law or our restated certificate of incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment, and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, directors, amending our bylaws, limitation of liability and the amendment of our restated certificate of incorporation must be approved by not less than two-thirds of the outstanding shares entitled to vote on the amendment, and a majority of the outstanding shares of each class entitled to vote thereon as a class. Our bylaws may be amended by the affirmative vote of a majority vote of the directors then in office, subject to any limitations set forth in the bylaws; and may also be amended by the affirmative vote of at least two-thirds of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class.

Undesignated preferred stock. Our restated certificate of incorporation provides for authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our restated certificate of incorporation grants our board of directors’ broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

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PLAN OF DISTRIBUTION

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to $25,000,000 in shares of our common stock pursuant to the Purchase Agreement.

We entered into the Purchase Agreement with Keystone on December 5, 2019. The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, Keystone is irrevocably committed to purchase upon request an aggregate of up to $25,000,000 worth of shares of our common stock prior to January 1, 2023. The purchase price per share is based on a formula set forth in the Purchase Agreement. Keystone may not assign or transfer its rights and obligations under the Purchase Agreement. See “The Keystone Transaction.”

This offering will terminate on the earlier of the date that all shares offered by this prospectus supplement have been sold and prior to January 1, 2023, or on any earlier date on which we provide notice of termination to Keystone.

Keystone is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Keystone has informed us that it will use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made on The Nasdaq Capital Market at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Keystone has informed us that each such broker-dealer will receive commissions from Keystone that will not exceed customary brokerage commissions.

We know of no existing arrangements between Keystone and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus supplement.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares covered by this prospectus supplement to Keystone. In addition, we have paid Keystone an administrative fee upon the execution of the Purchase Agreement and will pay Keystone certain additional fees during the term of the Purchase Agreement.

We have agreed to indemnify Keystone and certain other persons against certain liabilities in connection with the offering of shares of our common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Keystone has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Keystone specifically for use in this prospectus supplement or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

Keystone represented to us that at no time prior to the date of the Purchase Agreement has Keystone or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction that establishes a net short position in our common stock. Keystone agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised Keystone that it is required to comply with Regulation M promulgated under the Exchange Act, to the extent applicable to this offering. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered by this prospectus supplement.

The transfer agent for our common stock is Equity Stock Transfer, LLC.

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LEGAL MATTERS

King & Spalding LLP will pass upon the validity of the shares of common stock offered hereby.

EXPERTS

The consolidated balance sheets of PolarityTE, Inc. and Subsidiaries as of December 31, 2018, October 31, 2018 and 2017, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for the transition period from November 1, 2018 through December 31, 2018 and for each of the years in the two-year period ended October 31, 2018, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their reports which are incorporated herein by reference, which reports (1) express an unqualified opinion on the financial statements, and (2) express an adverse opinion on the effectiveness of internal control over financial reporting. Such financial statements have been incorporated herein by reference in reliance on the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the SEC. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered by this prospectus supplement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available on the SEC’s website at www.sec.gov. Our website is located at www.polarityte.com. Information contained on our website is not incorporated by reference into this prospectus supplement and, therefore, is not part of this prospectus supplement.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the securities is terminated:

●	our Transition Report on Form 10-KT for the transition period from November 1, 2018 to December 31, 2018, filed with the SEC on March 18, 2019;

●	our Annual Report on Form 10-K for the fiscal year ended October 31, 2018, filed with the SEC on January 14, 2019;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, filed on May 10, 2019, August 8, 2019 and November 12, 2019, respectively;

●	our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on December 11, 2018 (with respect to Item 5.02 only), January 29, 2019, March 29, 2019, April 11, 2019, April 25, 2019, June 4, 2019, July 1, 2019, August 8, 2019 (with respect to Item 5.02 only), August 8, 2019 (with respect to Item 5.02 only), August 26, 2019, November 7, 2019 and December 5, 2019;

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 21, 2005 (File No. 000-51128), including any amendment or report filed to update such description; and

●	the description of our Series A Junior Participating Preferred Stock Purchase Rights contained in our Registration Statement on Form 8-A filed with the SEC on November 7, 2019 (File No. 001-32404), including any amendment or report filed to update such description.

We will not, however, incorporate by reference in this prospectus supplement any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports.

Upon written or oral request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of the documents incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement, at no cost by writing or telephoning us at the following address:

PolarityTE, Inc.

123 Wright Brothers Drive

Salt Lake City, Utah 84116

(800) 560-3983

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.polarityte.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement.

This prospectus supplement is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus supplement or those documents.

S-19

PROSPECTUS

$200,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may from time to time issue, in one or more series or classes, up to $200,000,000 in aggregate principal amount of our common stock, preferred stock, debt securities, warrants or rights in one or more offerings. We may offer these securities separately or together in units. We may also offer common stock or preferred stock upon conversion of or exchange for the debt securities; common stock upon conversion of or exchange for preferred stock; or common stock, preferred stock or debt securities upon the exercise of warrants or rights. We will specify in a supplement to this prospectus the terms of the securities being offered. We may sell these securities to or through underwriters, to other purchasers or through agents. We will set forth the names of any underwriters or agents, and any fees, conversions or discount arrangements, in the prospectus supplement. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement.

You should read this document and any prospectus supplement or amendment carefully before you invest in our securities.

Our common stock is listed on The Nasdaq Capital Market under the symbol “PTE.” On February 7, 2019, the closing price for our common stock, as reported on The Nasdaq Capital Market, was $16.54 per share. Our principal executive office is located at 123 Wright Brothers Drive, Salt Lake City, Utah 84116. Our telephone number is (800) 560-3983.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” contained in this prospectus beginning on page 4 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is February 22, 2019.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $200,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 24 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to “PolarityTE,” the “Company,” “we,” “us,” and “our” refer, collectively, to PolarityTE, Inc., a Delaware corporation, and its subsidiaries.

We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks referenced below and described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements because of certain factors, including the risks referenced below and described in the documents incorporated herein by reference, including our annual report on Form 10-K for the fiscal year ended October 31, 2018, which is on file with the SEC, and other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Forward-looking statements in this prospectus and any accompanying prospectus supplement give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus and any prospectus supplement. In particular, forward-looking statements include statements relating to future actions, prospective products and applications, customers, technologies, future performance or future financial results. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	our limited cash and our history of losses;

●	our ability to achieve profitability;

●	our limited operating history;

●	emerging competition and rapidly advancing technology;

●	whether the FDA will object to our registration of SkinTE solely under Section 361 of the Public Health Service Act, which permits marketing of SkinTE without obtaining prior FDA marketing approval;

●	whether future changes in regulation of biotechnology products or the interpretation and application of existing regulations could adversely affect development or commercialization of our products;

●	whether demand develops for our medical products;

●	the impact of competitive or alternative products, technologies and pricing;

●	our success in obtaining patents under the applications we have filed;

●	the adequacy of protections afforded to us by any patents we may obtain, and the cost to us of maintaining, enforcing and defending those patents;

●	our ability to obtain, expand and maintain patent protection in the future, and to protect our non-patented intellectual property;

●	our exposure to and ability to defend third-party claims and challenges to our intellectual property rights;

●	our ability to obtain adequate financing in the future, as and when we need it;

●	our ability to continue as a going concern;

●	our success at managing the risks involved in the foregoing items; and

●	other factors discussed in this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements included in this prospectus to conform such statements to actual results or changes in our expectations. You should not place undue reliance on these forward-looking statements.

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THE COMPANY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully.

PolarityTE - Welcome to the SHIFT

PolarityTE Inc., headquartered in Salt Lake City, Utah, is a young and growing commercial-stage, biotechnology company founded in 2016 - and we believe the first of its kind. We are focused on the design and development of novel technology platforms that promote the regeneration of complex, cellular-derived tissue substrates and the propagation of self-organizing composite systems. We have developed, and will continue to evolve these technologies and platforms through uniquely targeted and yet comprehensive approaches to the interactome. The interactome is the complete set of physical interactions between molecules within a cell that underlies most genotype-to-phenotype relationships and modulates nearly all complex biological pathways and cellular networks seen in living systems. Understanding this, we believe that to effectively deliver our advanced technologies to patients we must not simply deliver products, but rather robust platform systems and evolving technology foundations that are intelligent, multi-functional, and able to adapt and evolve. Over the last year we have established and advanced three of our pipeline programs consisting of our core “TE” program, (which includes our first commercial product, SkinTE), our Related Technology Derivative program (“RTD”), and our Advanced Research Center program (“ARC”).

Vision

We aspire to be a global biotechnology company that provides superior, tangible, and pragmatic platform technologies that provide superior results to patients, while reducing costs and promoting improved health economics for patients, providers, and payors. We believe this can be accomplished through our pursuit of complex simplicity, which embodies the development of robust cell/tissue-derived therapies that can be efficiently produced and deployed. PolarityTE is committed to delivering transformative technology that positively impacts humanity.

PolarityTE was founded by a dedicated group of doctors and scientists from The Johns Hopkins University School of Medicine, who left to become part of something bigger. Something that could transform the future of medicine. We believe that living systems require more than a simple singular input (for example a growth factor, stem cell, or nano-particle), to produce a complex output. Therefore, we took a different direction and developed multi-tiered platform technologies that propagate the necessary complex substrate required for regenerating fully-functional tissue, such as skin, bone, cartilage, muscle, blood vessels, and neural elements, as well as solid and hollow organ composite tissue systems. We have engineered and developed our regenerative materials and core tissue substrate technology platforms to allow us to induce, maintain, and promote the integrated polarity, organized assembly, and interface development of cells and tissues, so that they replicate regenerative healing in the body and are not seen as foreign by the immune system.

The core technology of TE products is minimally polarized functional units (“MPFUs”) consisting of self-complexing intelligent regenerative materials (“SCIRM”). SCIRM within an MPFU form polarizing, multi-cellular aggregates that act as an intrinsic, regenerative bio-reactor capable of expanding, proliferating, and synthesizing cells, materials, factors, or systems necessary for regenerating full-thickness, three-dimensional tissue. The TE products we develop begin with the patient’s own tissue to produce SCIRM that address the specific tissue or system needed for the patient’s care. Our product pipeline focuses on the development of regenerative products for a variety of tissue types and organ systems that are commonly altered, injured, or destroyed by a variety of diseases, pathologies, traumatic events, and medical interventions.

SkinTE, our first tissue product, was registered with the United States Food and Drug Administration (FDA) in August 2017, and is now commercially available for the repair, reconstruction, replacement, and regeneration of skin in patients who have a need for treatment of acute or chronic wounds, burns, surgical reconstruction events, scar revision, or removal of dysfunctional skin grafts. We are pursuing a regional plan for commercial rollout that began in late October 2018, and at the beginning of January 2019 we had 24 sales representatives in the field marketing SkinTE.

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OsteoTE is designed to utilize the patient’s bone to repair, reconstruct, replace, supplement, or regenerate bone damage or defects. We registered OsteoTE with the FDA in December 2018. We are preparing for the first application of the product in a clinical setting, which we are endeavoring to achieve in the first half of 2019.

Human cells, tissues and cellular and tissue-based products (“HCT/Ps”) are governed by specific FDA regulations that provide for a registration pathway that is different than the pathway for traditional drug candidates. SkinTE and OsteoTE are both registered as HCT/Ps under Section 361 of the Public Health Service Act.

We have a number of additional TE products under development, including the following:

●	AdipoTE to optimize the delivery of autologous fat beyond the capabilities of current fat transfer techniques utilized in procedures on, among others, the breast, buttocks, and face;

●	AngioTE to address vascular regeneration including microscopic capillary networks all the way up to great vessel replacement;

●	NeuralTE for peripheral nerve injuries of the extremities, as well as for patients with neuromas or chronic compression due to joint replacements, migraines, craniofacial injuries, carpal tunnel syndrome, and those who have undergone hernia or abdominal-based procedures;

●	UroTE targeting the delivery of autologous urogenital epithelium and submucosa across a spectrum of diseases and processes, including urethral strictures, urethral creation, bladder reconstruction, and ureter reconstruction;

●	LiverTE to address numerous causes of liver failure, including NASH, fibrosis/cirrhosis, surgical resection of the liver; and

●	BowelTE to deliver an optimized autologous construct to aid in the regeneration of bowel tissue.

RTD and ARC represent research and development of new science and product opportunities based on what we learned while developing the TE platform. RTD is focused on altered state analytes for the generation of composite materials that can be utilized for the augmentation, modulation, and regulation of cell and tissue-derived systems. ARC is focused on the design and development of gene transfer, small molecule synthesis, composite therapeutics, and alteration of self-propagating cell/tissue-derived bioreactors.

We have significant research facilities and a well-educated and skilled team of scientists and researchers. These resources are highly beneficial to the work we are doing on our TE products and in RTD and ARC. We also offer research services to unrelated third parties on a contract basis, which we offer under the trademark POLARITYRD. Contract research services help us defray the costs of maintaining a first-rate research facility and allow us to meet companies pursuing new technologies that may be opportunities for collaborative or strategic relationships going forward.

Company Background

Our principal executive offices are located at 123 Wright Brothers Drive, Salt Lake City, UT 84116 and our telephone number is (800) 560-3983. Our website address is www.polarityte.com.

On December 1, 2016, Majesco Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of Majesco Entertainment Company, a Delaware corporation (“Majesco DE”) entered into an Agreement and Plan of Reorganization with PolarityTE, Inc., a Nevada corporation (“PolarityTE NV”) and Dr. Denver Lough, the owner of 100% of the issued and outstanding shares of capital stock of PolarityTE NV. The asset acquisition was subject to shareholder approval, which was received on March 10, 2017, and the transaction closed on April 7, 2017. In January 2017, Majesco DE changed its name to “PolarityTE, Inc.” (“PolarityTE”). Majesco Acquisition Corp. was then merged with PolarityTE NV, which remains a subsidiary of PolarityTE. Majesco Acquisition Corp. II, formed in November 2016 under Majesco Entertainment Company, changed its name to “PolarityTE MD, Inc.,” and remains a wholly-owned subsidiary of PolarityTE.

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include research and development and clinical development costs to support the advancement of our product candidates and the expansion of our product candidate pipeline; repayment and refinancing of debt; working capital; and capital expenditures. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no commitments or agreements with respect to any acquisitions as of the date of this prospectus. Pending these uses, we may invest the net proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

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SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our certificate of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law. The terms of our common stock and preferred stock may also be affected by Delaware law.

Authorized Capital Stock

Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.001 per share, and 25,000,000 shares of preferred stock, par value $0.001 per share, all of which are undesignated preferred stock. As of February 5, 2019, we had 21,653,524 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock. All outstanding shares are fully paid and non-assessable.

When we issue shares of common stock under this prospectus, the shares will fully be paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

Undesignated Preferred Stock

Our board of directors is authorized to issue up to 25,000,000 shares of undesignated preferred stock in one or more series without stockholder approval. Our board of directors may determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock in one or more series and determine the number of shares in the series and its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. Examples of rights and preferences that the Board may fix are:

●	dividend rights;

●	conversion rights;

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●	voting rights;

●	preemptive rights;

●	terms of redemption;

●	liquidation preferences;

●	sinking fund terms; and

●	the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock.

The existence of authorized but unissued shares of undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer, stockholder or stockholder group. The rights of holders of our common stock described above, will be subject to, and may be adversely affected by, the rights of any preferred stock that we may designate and issue in the future. The issuance of shares of undesignated preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

We will incorporate by reference as an exhibit to the registration statement, which includes this prospectus, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering. This description and the applicable prospectus supplement will include:

●	the title and stated value;

●	the number of shares authorized;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date, and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	whether interests in the preferred stock will be represented by depositary shares;

●	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will fully be paid and non-assessable and will not be subject to any preemptive or similar rights.

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Antitakeover Effects of Delaware Law and Provisions of our Restated Certificate of Incorporation and Amended and Restated Bylaws

Certain provisions of the Delaware General Corporation Law and of our restated certificate of incorporation and amended and restated bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us unless such takeover or change of control is approved by the board of directors. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and, therefore, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions are also designed in part to encourage anyone seeking to acquire control of us to first negotiate with our board of directors. These provisions might also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests. However, we believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.

Delaware Takeover Statute. We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

●	at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

●	Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, lease, pledge, exchange, mortgage or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

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In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Provisions of our Restated Certificate of Incorporation and Amended and Restated Bylaws. Our restated certificate of incorporation and amended and restated bylaws include several provisions that may have the effect of delaying, deferring or discouraging another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Board composition and filling vacancies. In accordance with our restated certificate of incorporation, our board is divided into three classes serving staggered three-year terms, with one class being elected each year. Our restated certificate of incorporation also provides that directors may be removed only for cause and then only by the affirmative vote of the holders of two-thirds or more of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum.

No written consent of stockholders. Our restated certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholder without holding a meeting of stockholders.

Meetings of stockholders. Our bylaws provide that only a majority of the members of our board of directors then in office or stockholders holding at least one-quarter of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of directors may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance notice requirements. Our bylaws establish advance notice procedures regarding stockholder proposals pertaining to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 45 days or more than 75 days prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in our bylaws.

Amendment to certificate of incorporation and bylaws. As required by the Delaware General Corporation Law, any amendment of our restated certificate of incorporation must first be approved by a majority of our board of directors, and if required by law or our restated certificate of incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment, and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, directors, amending our bylaws, limitation of liability and the amendment of our restated certificate of incorporation must be approved by not less than two-thirds of the outstanding shares entitled to vote on the amendment, and a majority of the outstanding shares of each class entitled to vote thereon as a class. Our bylaws may be amended by the affirmative vote of a majority vote of the directors then in office, subject to any limitations set forth in the bylaws; and may also be amended by the affirmative vote of at least two-thirds of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class.

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Undesignated preferred stock. Our restated certificate of incorporation provides for authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our restated certificate of incorporation grants our board of directors’ broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in U.S. or foreign currencies or units based on or relating to U.S or foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

●	the title or designation;

●	the aggregate principal amount and any limit on the amount that may be issued;

●	the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

●	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

●	the maturity date and the date or dates on which principal will be payable;

●	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

●	if the debt securities will be secured or unsecured, and the terms of any secured debt;

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●	the terms of the subordination of any series of subordinated debt;

●	the place or places where payments will be payable;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

●	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

●	whether we will be restricted from incurring any additional indebtedness;

●	a discussion of any material or special U.S. federal income tax considerations applicable to a series of debt securities;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all our assets. However, any successor to or acquirer of such assets must assume all our obligations under the indentures or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

●	if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur as to us.

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No event of default with respect to a series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

●	the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

●	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

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Modification of Indenture; Waiver

The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture; and

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

●	reducing the principal amount of discount securities payable upon acceleration of maturity;

●	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

●	the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

To exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

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At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a series. We will maintain a paying agent in each place of payment for the debt securities of a series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

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Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

●	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

●	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants may be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

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Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent regarding the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation rights, if any;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	whether stockholders are entitled to oversubscription rights, if any;

●	any applicable material U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable, including any provisions for modifying any of the terms of the rights.

Each right will entitle the holder of rights to purchase for cash the principal number of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

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Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a series of units. We urge you to read the applicable prospectus supplements related to the series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, one or more debt securities, warrants or rights for the purchase of common stock, preferred stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units, including any provisions for modifying any the terms of the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, preferred stock, debt security, warrant or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

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PLAN OF DISTRIBUTION

We may sell securities:

●	through underwriters;

●	through dealers;

●	through agents;

●	directly to purchasers;

●	in “at the market offering”, within the meaning of Rule 415(a)(4) of the Securities Act; or

●	through a combination of any of these methods or any other method permitted by law.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effectuated from time to time in one or more transactions:

●	at a fixed price, or prices, which may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a series will describe the terms of the offering of the securities, including the following:

●	the name of the agent or any underwriters;

●	the public offering or purchase price;

●	any discounts and commissions to be allowed or paid to the agent or underwriters;

●	all other items constituting underwriting compensation;

●	any discounts and commissions to be allowed or paid to dealers; and

●	any exchanges on which the securities will be listed.

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If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer- manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters because of their remarketing of offered securities.

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Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

To facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

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LEGAL MATTERS

Certain legal matters relating to this offering will be passed upon for us by Goodwin Procter LLP, San Francisco, California. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated balance sheets of PolarityTE, Inc. and Subsidiaries as of October 31, 2018 and 2017, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their reports that are incorporated herein by reference, which reports (1) express an unqualified opinion on the financial statements, and (2) express an adverse opinion on the effectiveness of internal control over financial reporting. Such financial statements have been incorporated herein by reference in reliance on the reports of such firm given upon their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).

We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Capital Stock.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon request and without charge. Written requests for such copies should be directed to PolarityTE, Inc., 1960 South 4250 West, Salt Lake City, Utah, 84104, Attention: Chief Legal Officer, by telephone request to (385) 237-2279, or by e-mail to marklehman@polarityte.com. Our website is located at www.polarityte.com. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made after the date of the filing of this registration statement and prior to the effectiveness of this registration statement, except as to any portion of any future report or document that is not deemed filed under such provisions, after the date of this prospectus and prior to the termination of this offering:

●	Our Annual Report on Form 10-K for the year ended October 31, 2018 filed with the SEC on January 14, 2019;

●	Our Current Reports on Form 8-K filed with the SEC on December 11, 2018, and January 29, 2019; and

●	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 21, 2005 (File No. 000-51128), including any amendment or report filed to update such description.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:

PolarityTE, Inc.

123 Wright Brothers Drive

Salt Lake City, Utah 84116

(800) 560-3983

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.polarityte.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

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Up to $25,000,000 of Shares of Common Stock

PROSPECTUS SUPPLEMENT

December 19, 2019